UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2010
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events	2
Item 9.01. Financial Statements and Exhibits	3
SIGNATURES	4
INDEX TO EXHIBITS	5
Ex - 1.1
Ex - 4.1
Ex - 4.2
Ex - 4.3
Ex - 4.4
Item 8.01. Other Events.
PepsiCo Senior Notes Offering
     On October 19, 2010, PepsiCo, Inc. (“PepsiCo”) announced an offering of $500 million aggregate principal amount of its 0.875% Senior Notes due 2013 (the “2013 Notes”), $1 billion aggregate principal amount of its 3.125% Senior Notes due 2020 (the “2020 Notes”) and $750 million aggregate principal amount of its 4.875% Senior Notes due 2040 (the “2040 Notes,” and together with the 2013 Notes and the 2020 Notes, the “Notes”). J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and UBS Securities LLC were joint bookrunners for the offering of the Notes.
     The public offering price of the 2013 Notes was 99.956% of the principal amount, the public offering price of the 2020 Notes was 99.167% of the principal amount and the public offering price of the 2040 Notes was 99.811% of the principal amount. PepsiCo is expected to receive net proceeds of approximately $2.2 billion, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo after reimbursement. PepsiCo intends to use a portion of the net proceeds to fund its pending offer to purchase up to $500 million aggregate principal amount of its 7.90% Senior Notes due 2018, with the balance to be used for general corporate purposes.
     The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated October 19, 2010 (incorporating the Underwriting Agreement Standard Provisions dated October 19, 2010) among PepsiCo and the representatives of the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-154314), filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2008. PepsiCo has filed with the SEC a prospectus supplement, dated October 19, 2010, together with the accompanying prospectus, dated October 15, 2008, relating to the offer and sale of the Notes.
     The Notes are expected to be issued on October 26, 2010 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The 2013 Notes will bear interest at the rate of 0.875% per year, with interest payable on April 25 and October 25 of each year, beginning on April 25, 2011, and will mature on October 25, 2013. PepsiCo will be able to redeem some or all of the 2013 Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 5 basis points. The 2020 Notes will bear interest at the rate of 3.125% per year, with interest payable on May 1 and November 1 of each year, beginning on May 1, 2011, and will mature on November 1, 2020. PepsiCo will be able to redeem some or all of the 2020 Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 10 basis points. The 2040 Notes will bear interest at the rate of 4.875% per year, with interest payable on May 1 and November 1 of each year, beginning on May 1, 2011, and will mature on November 1, 2040. PepsiCo will be able to redeem some or all of the 2040 Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 15 basis points. The Notes will be unsecured obligations of PepsiCo and will rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.
     The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the forms of Notes. Each of the Terms Agreement and the forms of 2013 Notes, 2020 Notes and 2040 Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes are incorporated by reference into the Registration Statement pursuant to Exhibit 4.4 hereto. The Indenture was previously filed as Exhibit 4.3 to the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Terms Agreement dated October 19, 2010 (incorporating the Underwriting Agreement Standard Provisions dated October 19, 2010) among PepsiCo and J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of 0.875% Senior Note due 2013.

4.2	Form of 3.125% Senior Note due 2020.

4.3	Form of 4.875% Senior Note due 2040.

4.4	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.1 to PepsiCo’s Quarterly Report on Form 10-Q for the 24 weeks ended June 12, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2010

PepsiCo, Inc.
By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1
Terms Agreement dated October 19, 2010 (incorporating the Underwriting Agreement Standard Provisions dated October 19, 2010) among PepsiCo and J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of 0.875% Senior Note due 2013.

4.2	Form of 3.125% Senior Note due 2020.

4.3	Form of 4.875% Senior Note due 2040.

4.4
Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.1 to PepsiCo’s Quarterly Report on Form 10-Q for the 24 weeks ended June 12, 2010).